FORM 8K CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: January 3, 2015

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

6750 Antioch Road

Merriam, Kansas 66204

(Address of principal executive offices, including zip code)

+61 3 6231 3529

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 3, 2015 TXP PLC issued the following press release regarding its interest in Empire Energy Corporation International.

TXO PLC
("TXO" or the "Company")

EMPIRE ENERGY UPDATE

SMART WIN APPEAL AGAINST SUMMARY JUDGEMENT MOTION DISMISSAL

TXO PLC, the AIM-quoted energy resource and clean technology investment company, announces that the following statement was issued by Paul Batista, Empire Energy Corporation Inc’s (“Empire”) counsel following Smart Win’s (the Plaintiff) filing of a Notice of Appeal against the dismissal of their motion for summary judgment.  TXO has an indirect interest via its 25 per cent investment in Tasmanian Oil and Gas Limited.

“Paul Batista Views Smart Win's Filing of a Notice of Appeal as a Desperate Gambit by Smart Win to Avoid a Trial and a Potentially Significant Judgment in Favor of Empire

The appeal filed by Smart Win is yet another sign of desperation. The appeal, among other things, is an admission by Smart Win of its thorough dismay with the correctness of Justice Oing's repeated sustaining of Empire's positions in the New York lawsuit.

It is also important to stress that Smart Win's filing of the Notice of Appeal does nothing in and of itself to stay or delay the April trial date. In order to accomplish that delay, Smart Win would have to make a separate motion to Justice Oing to delay the trial until the resolution of the appeal.  While there are no guarantees in the law, Paul Batista, Empire's attorney, is virtually certain that any motion by Smart Win to delay or stay the trial will be rejected by Justice Oing and then by the appeals court if Smart Win is desperate enough to make its motion there in the event Justice Oing rejects Smart Win's delaying tactics.

Mr. Batista has commented that it is, of course, profoundly ironic that Smart Win, which is the nominal plaintiff in the case, does not want to go to trial. The recent filing of the Notice of Appeal reveals Smart Win's well-founded fear that a trial might well result in a significant victory for Empire on its multi-million dollar counterclaims against Smart Win and trial verdict that rejects Smart Win's AUD $3.9 million claim against Empire.

Smart Win's appeal is, in the view of Mr. Batista, a desperate gambit by Smart Win to avoid a trial and to escape a significant trial court judgment against Smart Win in favor of Empire.”

TXO has an indirect interest via its 25 per cent investment in Tasmanian Oil and Gas Limited.

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: January 3, 2015

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer